Exhibit 10

                        Karen C. Jamesley                    1585 Broadway
                        Managing Director                    New York, NY 10036
                        Global Human Resources
                                                             tel 212 761 7243
                                                             fax 212 761 0673

Morgan Stanley
[Logo Omitted]



December 20, 2005

Mr. David. H. Sidwell
c/o Morgan Stanley
1585 Broadway
New York, New York 10036

Dear David,

         This letter agreement amends the letter agreement dated June 30, 2005 from Morgan Stanley to you regarding your 2005 fiscal year compensation (the "June Letter") in light of recent events at the Morgan Stanley. In connection with the foregoing, you and we agree as follows:

          1. The June Letter shall be of no further force or effect, including without limitation any right you might otherwise have at any time under the June Letter to terminate your employment for Good Reason, to severance and to guaranteed compensation; provided, however, that the retention awards and fiscal year 2004 EICP award set forth on Exhibit A to the June Letter will continue to vest upon a termination of your employment, subject to the non-competition and other cancellation provisions applicable to those awards.

          2. In consideration of the foregoing, you shall be awarded a one-time special award of $8,000,000 in the form of Morgan Stanley restricted stock units. This award will have the same terms and conditions as fiscal year 2005 EICP awards granted to members of the Management Committee generally.

         We ask that you confirm your agreement to the foregoing by signing and dating this letter in the area designated below and returning the letter agreement to me.


MORGAN STANLEY


/s/ Karen C. Jamesley
---------------------------------
By:  Karen C. Jamesley
Title: Vice President and Global Head of Human Resources

Confirmed and Agreed to:


/s/ David H. Sidwell
---------------------------------
David H. Sidwell